UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 28, 2009

Date of Report (date of earliest event reported)

Synopsys, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices) (Zip code)

(650) 584-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Amendment of Bylaws

On May 28, 2009, the Board of Directors of Synopsys, Inc. approved and adopted Amended and Restated Bylaws (referred to here as the Restated Bylaws), effective as of that date. The Restated Bylaws clarify the process and information required for stockholders seeking to propose director nominations or make other proposals at annual or special meetings of stockholders. The Restated Bylaws are also intended to provide a reasonable opportunity for Synopsys and our stockholders to consider such proposals.

The Restated Bylaws amend and restate the advance notice provisions of Synopsys’ prior bylaws principally to:

•                  Confirm that a stockholder may propose nominees for director and other business at an annual stockholder meeting (excluding stockholder proposals submitted for inclusion in our proxy statement that comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended) only if such stockholder complies with the advance notice time periods and other provisions in Article II of the Restated Bylaws;

•                  Revise the advance notice time period for annual meetings of stockholders such that a stockholder must provide notice to Synopsys of a proposal or nomination between 120 and 150 days prior to the anniversary of the date Synopsys first released its proxy materials for the prior year’s annual meeting of stockholders, provided that in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, the stockholder must provide notice to Synopsys of a proposal or nomination by the later of (i) 90 days prior to such annual meeting or (ii) 10 days following the date on which public announcement of the date of such meeting is first made;

•                  Revise the special meeting provisions to conform the advance notice requirements in the context of nominating directors for consideration at a special meeting of stockholders;

•                  Expand and add additional specificity to the categories of information which the stockholder proponent must provide about the nominee, the proponent and any business proposed by the stockholder, including shares of Synopsys held by the proponent and nominee, derivative transactions by the proponent during the past 12 months, and information regarding the nominee that would be enable Synopsys to (i) determine whether the nominee is qualified to serve if elected and to (ii) satisfy required disclosures in communications to stockholders and filings with the Securities and Exchange Commission.

•                  Provide that an extension to the notice period is not applicable to every instance when the size of the Board is increased; and

•                  Clarify that failure to comply with the requirements of Article II of the Restated Bylaws will result in such proposal or nomination not being presented to the stockholders.

In addition, the Restated Bylaws effect several additional minor clarifications and revisions to the Bylaws.

The foregoing does not constitute a complete summary of the amendments to Synopsys’ Bylaws and is qualified in its entirety by reference to the complete text of the Restated Bylaws, which is attached hereto as Exhibit 3.2 and is incorporated here by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Synopsys, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: June 3, 2009	By:	/s/ Brian E. Cabrera
Brian E. Cabrera
Vice President, General Counsel and
Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Synopsys, Inc.